Exhibit 10.1
                               AMENDMENT NO. 6 TO
                           LOAN AND SECURITY AGREEMENT


                                            September 29, 2000


All American Semiconductor, Inc.
16115 Northwest 52nd Avenue
Miami, Florida  33014
Attention:  Chief Financial Officer

Ladies and Gentlemen:

                  Reference is made to the Loan and Security Agreement dated as of May 3, 1996 among Harris Trust and Savings Bank, as a Lender and as Administrative Agent for the Lenders, American National Bank and Trust Company of Chicago, as a Lender and as Collateral Agent for the Lenders, the other Lenders party thereto and All American Semiconductor, Inc., as amended to date (the "Loan Agreement"). Unless defined herein, capitalized terms used herein shall have the meanings provided for such terms in the Loan Agreement.

                  Borrower has requested that Lenders agree to amend the Loan Agreement in certain respects. Lenders have agreed to the foregoing on the terms and pursuant to the conditions provided herein.

                  Therefore, the parties hereto hereby agree as follows:

                  1. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended, as follows:

                  (a) The first "WHEREAS" clause in the Loan Agreement is hereby amended by deleting therefrom the amount "One Hundred Million Dollars ($100,000,000)" and inserting in its place the amount "One Hundred Fifty Million Dollars ($150,000,000)".

                  (b) The definition of the term "Applicable Domestic Margin" contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

                  (c) The definition of the term "Applicable LIBOR Margin" contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

                  (d) A new defined term "Applicable Margin" is hereby inserted into Section 1.1 of the Loan Agreement, as follows:

                  "APPLICABLE MARGIN - from September 29, 2000 to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to the Domestic Rate Portions and the LIBOR Portions:

         Domestic Rate Portions                    .25%
         LIBOR Portions                           2.25%

                  The percentages set forth above will be adjusted ten (10) Business Days after delivery by the Borrower to the Administrative Agent of the financial statements required to be delivered pursuant to
         SECTION 7.1(b) of this Agreement for each March, June, and September, commencing with the month ending March 31, 2001, and ten (10) Business Days after delivery by the Borrower to the Administrative Agent of the financial statements required to be delivered pursuant to SECTION 7.1(c) of this Agreement for each fiscal year of the Borrower beginning with the fiscal year ending December 31, 2000 (each such date falling ten (10) Business Days after delivery of the applicable financial statements described above is referred to as an "Adjustment Date"), effective prospectively (PROVIDED, that, notwithstanding the delivery of any such financial statements, the rate applicable to any existing LIBOR Portion shall remain unchanged during the Interest Period in effect for such LIBOR Portion), by reference to (i) the Debt Service Coverage Ratio for the twelve (12) month period ending on the last day of the calendar quarter immediately preceding the relevant Adjustment Date and (ii) Excess Loan Availability for the three (3) month period ending on the last day of the calendar quarter immediately preceding the relevant Adjustment Date, determined on an average basis for such period, in accordance with the following:

                  (i) if or on the Adjustment Date, the Debt Service Coverage Ratio is greater than 2.0:1.0, Excess Loan Availability is greater than or equal to Eighteen Million Dollars ($18,000,000) and no Default or Event of Default is in existence, the Applicable Margin for Domestic Rate Portions shall be equal to zero (0%) and the Applicable Margin for LIBOR Portions shall be equal to two percent (2.00%);

                  (ii) if or on the Adjustment Date, the Debt Service Coverage Ratio is less than or equal to 1.5:1.0 and Excess Loan Availability is less than Ten Million Dollars ($10,000,000), the Applicable Margin for Domestic Rate Portions shall be equal to one-half of one percent (0.50%) and the Applicable Margin for LIBOR Portion shall be equal to two and one-half percent (2.50%); and

                  (iii) at all other times, the Applicable Margin for Domestic Rate Portions shall be equal to one-quarter of one percent (0.25%) and the Applicable Margin for LIBOR Portion shall be equal to two and one-quarter percent (2.25%);

         PROVIDED that, if Borrower fails to deliver the applicable financial statements required to be delivered pursuant to SECTION 7.1(b) OR (c) of this Agreement on or before the due date thereof, the Applicable Margin shall automatically adjust to the highest Applicable Margin set forth above, effective prospectively from such due date until the next Adjustment Date."

                  (e) The definition of the term "Commercial Letter of Credit Limit" contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  " 'COMMERCIAL LETTER OF CREDIT LIMIT' shall mean Thirty Million Dollars ($30,000,000)."

                  (f) Clauses (d), (l) and (o) of the definition of the term "Default" contained in Section 1.1 of the Loan Agreement are each hereby amended by deleting therefrom the amount "Five Hundred Thousand Dollars ($500,000)" in each place that it appears and inserting in its place the amount "One Million Dollars ($1,000,000)".

                  (g) The definition of the term "Floating Inventory Cap" contained in Section 1.1 of the Loan Agreement is hereby amended by deleting therefrom the amount "two and three quarters (2.75)" and inserting in its place the amount "three (3.00)".

                  (h) The definition of the term "Letter of Credit Limit" contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  " 'LETTER OF CREDIT LIMIT' shall mean Thirty Million Dollars ($30,000,000)."

                  (i) The definition of the term "Maximum Facility" contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  " 'MAXIMUM FACILITY' shall mean One Hundred Fifty Million Dollars ($150,000,000)."

                  (j) A new definition of the term "OS Franchise Inventory" is hereby inserted into Section 1.1 of the Loan Agreement, in appropriate alphabetical order, as follows:

                  " 'OS FRANCHISE INVENTORY' shall mean Franchise Inventory purchased by the Borrower from On Semiconductor Corporation."

                  (k) The definition of the term "Rate Decrease Event" contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

                  (l) The definition of the term "Rate Increase Event" contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

                  (m) The definition of the term "Special Rate Decrease Event" contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

                  (n) The definition of the term "Standby Letter of Credit Limit" contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  " 'STANDBY LETTER OF CREDIT LIMIT' shall mean Twenty Million Dollars ($20,000,000)."

                  (o) The definition of the term "Loan Availability" contained in Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "(i) eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) then outstanding under existing Eligible Accounts at such time; PLUS

                  (ii) the lesser of (a) the sum of (x) fifty percent (50%) of the value of Eligible Inventory consisting of Franchise Inventory other than OS Franchise Inventory, (y) sixty-five percent (65%), reducing to fifty percent (50%) on July 1, 2001, of the value of Eligible Inventory consisting of OS Franchise Inventory and (z) the lesser of (I) twenty percent (20%) of the value of Eligible Inventory consisting of Non-Franchise Inventory and (II) Three Million Fifty Thousand Dollars ($3,050,000), and (b) the applicable Floating Inventory Cap; provided, that notwithstanding the foregoing, the advance rate applicable to Eligible Inventory consisting of OS Franchise Inventory shall be equal to fifty percent (50%) during any month if Excess Loan Availability for the one (1) month period ending on the last day of the prior month, determined on an average basis for such period, is less than Ten Million Dollars ($10,000,000). For purposes of this clause (ii), Inventory will be valued at the lower of average cost or market value."

                  (p) Section 2.6(a)(i) of the Loan Agreement is hereby amended by deleting therefrom the phrase "Applicable Domestic Margin" and inserting in its place the phrase "Applicable Margin then in effect for the applicable Loan".

                  (q) Section 2.6(a)(ii) of the Loan Agreement is hereby amended by deleting therefrom the phrase "Applicable LIBOR Margin" and inserting in its place the phrase "Applicable Margin then in effect for the applicable Loan".

                  (r) Section 2.6(b) of the Loan Agreement is hereby amended by deleting therefrom the phrase "; the foregoing will be in addition to any increase in the Applicable LIBOR Margin or the Applicable Domestic Margin caused by the occurrence of such Default".

                  (s) Section 2.7(a) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "(a) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, an unused facility fee determined by (i) subtracting from the Maximum Facility, the sum of the average daily outstanding Revolving Loans during the immediately preceding calendar month and the average daily Letter of Credit Exposure during the immediately preceding calendar month and (ii) multiplying the result thereof by the "Applicable Percentage" (as defined below) per annum. The unused facility fees shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed and shall be payable monthly in arrears on the first day of each calendar month commencing October 1, 2000. For purposes hereof, the term "Applicable Percentage" shall mean (i) one quarter of one percent (0.25%) at all times that the Applicable Margin for Domestic Rate Portions is equal to 0 percent (0%) and (ii) three-eighths of one percent (0.375%) at all other times."

                  (t) Section 2.7(d) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "(d) The Borrower shall pay to the Administrative Agent, for the account of the Collateral Agent, a collateral agency fee equal to Eighty-Five Thousand Dollars ($85,000) per annum, payable quarterly in advance in equal installments of Twenty-One Thousand Two Hundred Fifty Dollars ($21,250), commencing on October 1, 2000 and continuing in each quarterly anniversary thereof."

                  (u) The first sentence of Section 2.8 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "This Agreement shall be effective until May 3, 2004 (the "Initial Term"), and may be renewed for successive periods ("Terms") of one year upon the prior written agreement of the Borrower and each Lender, unless terminated as provided in this SECTION 2.8 or following prepayment under SECTION 2.9."

                  (v) Section 3.5 of the Loan Agreement is hereby amended by deleting therefrom the amount "Two Hundred Thousand Dollars ($200,000)" each place that it appears, and inserting in its place the amount "Five Hundred Thousand Dollars ($500,000)".

                  (w)   Section 3.10 of the Loan Agreement is hereby amended by
(i) deleting therefrom the amount "One Hundred Thousand Dollars ($100,000)" and inserting in its place the amount of "Two Hundred Fifty Thousand Dollars ($250,000)" and (ii) amending and restating clause (g) thereof in its entirety, as follows:

                  "(g) Inventory which is stored with a consignee, unless the Borrower has furnished or caused to be furnished to the Collateral Agent such agreements, instruments and documents as the Collateral Agent has specified with respect to such consigned inventory, including without limitation UCC financing statements showing the consignee as debtor, the Borrower as secured party and the Collateral Agent as assignee of secured party and the Borrower has appropriately notified (with a copy to the Collateral Agent) each other Person claiming a lien on such Inventory of the Borrower's and the Collateral Agent's rights with respect thereto;"

                  (x) Section 3.13 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "3.13    SAFEKEEPING OF INVENTORY AND INVENTORY COVENANTS.

                  Neither either Agent nor any Lender shall be responsible for:
         (a) the safekeeping of the Inventory of any Designated Company; (b) any loss or damage to the Inventory of any Designated Company; (c) any diminution in the value of the Inventory of any Designated Company; or
         (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. All risk of loss, damage, destruction or diminution in value of the Inventory of any Designated

         Company shall be borne by such Designated Company. No Inventory of any Designated Company shall be stored with a bailee, warehouseman, processor, assembler or similar third party unless the Borrower first
         (i) obtains the Collateral Agent's written consent, which will not be unreasonably withheld, and (ii) furnishes or to causes to be furnished to the Collateral Agent such agreements, instruments and documents as the Collateral Agent shall reasonably specify with respect to such stored Inventory, including without limitation any negotiable warehouse receipts or other documents of title and warehouseman's, processor's or similar agreements; provided, that notwithstanding the foregoing, the Designated Companies may keep up to an aggregate amount of Five Hundred Thousand Dollars ($500,000) of Inventory located at such third party locations without being required to comply with such requirements, although such Inventory shall not be deemed Eligible Inventory unless the requirements of CLAUSE (ii) above have been complied with in respect of such locations. No Designated Company shall sell any Inventory to any customer on a bill-and-hold basis. The Designated Companies may sell Inventory on a consignment basis to their customers, although such Inventory shall not be deemed to be Eligible Inventory unless the requirements of SECTION 3.10(g) hereof have been complied with in respect of any such locations. The Borrower shall notify the Collateral Agent if any Designated Company has on its premises for processing or otherwise, inventory or other goods owned by other Persons and the Borrower agrees to keep or cause to be kept all such inventory and goods segregated from the applicable Designated Company's own Inventory. The Borrower agrees that if the Borrower has not provided the Collateral Agent with a Landlord's Agreement duly executed by the owner of each leased premise of a Designated Company at which Two Hundred Fifty Thousand Dollars ($250,000) or more of Inventory is at any time located, the Inventory located at such locations shall not be included in Eligible Inventory."

                  (y) A new Section 7.17 is hereby added to the Loan Agreement, as follows:

                  "7.17    POST AMENDMENT FURTHER ASSURANCES.

                  Borrower shall deliver to the Administrative Agent the following items within the time frames set forth below, all in form and substance satisfactory to the Administrative Agent:

                  (a) on or before October 15, 2000, the following amended and restated Schedules to the Loan Agreement: Schedules 3.14, 6.5, 6.8, 6.13, 6.15, 6.17, 6.18, 6.19, 8.4, 8.5 and 8.9; and

                  (b) on or before October 31, 2000, (i) a Secretary's Certificate for each Designated Company, with respect to resolutions of directors, incumbency of officers, by-laws and certificate or articles of incorporation, (ii) a certificate of good standing for each Designated Subsidiary in its state of incorporation and (iii) a legal opinion of Bilzin Sumberg Dunn Baena Price & Axelrod LLP with respect to each Designated Subsidiary, but limited to matters of US federal law,

         Florida law and the general corporation law of Delaware and covering the same matters as set forth in the legal opinion being delivered on September 29, 2000."

                  (z) Clause (d) of Section 8.2 of the Loan Agreement is hereby amended to delete therefrom the amount "Two Million Five Hundred Thousand Dollars ($2,500,000)" and inserting in its place the amount "Ten Million Dollars ($10,000,000)".

                  (aa) Section 8.4 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "8.4     INVESTMENTS OR LOANS.

                  Except as set forth on SCHEDULE 8.4, no Designated Company shall make or permit to exist investments or loans in or to any other Person, except (a) investments in its Subsidiaries existing on September 29, 2000; (b) investments in short-term direct obligations of the United States Government; (c) investments in negotiable certificates of deposit issued by any Lender or by any other bank satisfactory to the Administrative Agent, payable to the order of such Designated Company or to bearer; (d) investments in commercial paper rated A1 or P1; (e) loans made by the Borrower to another Designated Company; (f) nominal (not to exceed Fifty Thousand Dollars ($50,000) each) investments made to initially capitalize new Designated Companies; (g) Investments by the Borrower in any New Subsidiary in connection with the consummation of any Permitted Acquisition; (h) an Investment by Borrower of up to $60,000 in a third party; and (i) Investments by the Borrower in AllAmMex Components S. de R.L. de C.V. not to exceed (i) Two Million Dollars ($2,000,000) during the period prior to and through and including March 31, 2002 or (ii) Three Million Dollars ($3,000,000) during the period commencing on April 1, 2002 and thereafter. Except as permitted by clause (i) above, after the date hereof, no Designated Company shall make any loan to or investment in any Company that is not a Designated Company."

                  (bb) Clauses (a) and (b) of Section 8.8 of the Loan Agreement are hereby amended and restated in their entirety, as follows:

                  "(a) Two Million Five Hundred Thousand Dollars ($2,500,000) during the 2000 fiscal year, (b) Ten Million Dollars ($10,000,000) during the 2001 fiscal year or (c) Two Million Five Hundred Thousand Dollars ($2,500,000) during each fiscal year thereafter,"

                  (cc) Section 8.9 of the Loan Agreement is hereby amended by deleting therefrom the amount "Two Hundred Fifty Thousand Dollars ($250,000)" the first time that it appears and inserting in its place the amount "Five Hundred Thousand Dollars ($500,000)".

                  (dd) Section 8.12 of the Loan Agreement is hereby deleted in its entirety.

                  (ee) Section 8.17 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "8.17    MINIMUM TANGIBLE NET WORTH.

                  Tangible Net Worth of the Designated Companies, on a consolidated basis, shall not at any time during any period set forth below be less than the amount set forth below opposite such period:

                              Period                            Amount
                              ------                            ------
                  September 30, 2000 through and             $30,000,000
                  including December 30, 2000

                  December 31, 2000 through and              $34,000,000
                  including December 30, 2001

                  December 31, 2001 through and              $40,000,000
                  including December 30, 2002

                  December 31, 2002 through and              $45,000,000
                  including December 30, 2003

                  December 31, 2003 and thereafter           $50,000,000

                  (ff) Section 8.19 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

                  "8.19    MINIMUM INVENTORY TURNOVER.

                  Inventory Turnover shall not on the last day of any calendar quarter ending after June 30, 2000, for the calendar quarter ending on such date, be less than 3.0."

                  (gg) The Pro Rata Share and Maximum Loan Amount of each Lender is amended and restated as set forth on Annex 1 attached hereto.

                  (hh)  Schedules 2.1, 3.11, 3.16, 6.1, 6.10 and 6.12 attached to the Loan Agreement are hereby amended and restated in their entirety, as set forth on the Schedules attached hereto.

                  2. SCOPE. This Amendment No. 6 to Loan and Security Agreement (this "Amendment") shall have the effect of amending the Loan Agreement and the other Financing Agreements as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the other Financing Agreements shall remain in full force and effect in accordance with their respective terms.

                  3. CONDITIONS TO EFFECTIVENESS. This Amendment shall be effective immediately upon the execution hereof by each Lender, the acceptance hereof by Borrower and each Guarantor, and the delivery hereof to the Administrative Agent, at 111 West Monroe Street, Chicago, Illinois 60603,
Attention: Mr. William Kane, Vice President, on or before September 29, 2000, together with the following, all in form and substance satisfactory to each
Agent:

                  (a) Amended and Restated Revolving Credit Notes executed by the Borrower in the amount of each Lender's Maximum Loan Amount;

                  (b) Secretary's Certificate of the Borrower with respect to resolutions of directors, incumbency of officers, by-laws and Certificate of Incorporation;

                  (c) certified copy of Borrower's Certificate of Incorporation from the State of Delaware;

                  (d) certificates of good standing for the Borrower in the States of Delaware and Florida;

                  (e) legal opinion of Bilzin Sumberg Dunn Baena Price & Axelrod LLP;

                  (f) an extension fee of $125,000, payable to each Lender in accordance with its Pro Rata Share immediately prior to the effectiveness of this Amendment; and

                  (g) a closing fee of $250,000, payable to each Lender in accordance with its pro rata portion of the amount by which the aggregate Maximum Loan Amounts of the Lenders have increased by virtue of this Amendment.

                                    Very truly yours,

                                      HARRIS TRUST AND SAVINGS BANK,
                                       as Administrative Agent and a Lender
                                      Pro Rata Share:  20%


                                      By: /s/ WILLIAM J. KANE
                                          --------------------------------------
                                      Its:    Vice President


                                      AMERICAN NATIONAL BANK AND TRUST
                                       COMPANY OF CHICAGO,
                                       as Collateral Agent and a Lender
                                      Pro Rata Share:  20%


                                      By: /s/ M. MARTHA GASKIN
                                          --------------------------------------
                                      Its:    Vice President


                                      FLEET BUSINESS CREDIT CORPORATION,
                                       formerly known as SANWA BUSINESS
                                       CREDIT CORPORATION, as a Lender
                                      Pro Rata Share:  15%


                                      By: /s/ DANIEL MANELLA
                                          --------------------------------------
                                      Its:    Vice President


                                      FIRSTAR BANK N.A.,
                                       formerly known as MERCANTILE BUSINESS
                                       CREDIT, INC., as a Lender
                                      Pro Rata Share:  15%


                                      By: /s/ LISA RILEY
                                          --------------------------------------
                                      Its:    Vice President

                                      GMAC COMMERCIAL CREDIT LLC,
                                       formerly known as THE BANK OF NEW YORK
                                       COMMERCIAL CORPORATION, as a Lender
                                      Pro Rata Share:  15%


                                      By: /s/ ANTHONY VIOLA
                                          --------------------------------------
                                      Its:    Vice President


                                      BANK OF AMERICA, N.A.,
                                       formerly known as NATIONSBANK, N.A.
                                       successor by merger to
                                       NATIONSBANK OF TEXAS, N.A., as a Lender
                                      Pro Rata Share:  15%


                                      By: /s/ GAYE L. STATHIS
                                          --------------------------------------
                                      Its:    Vice President


Acknowledged and agreed to as of this 29th day of September, 2000.

ALL AMERICAN
  SEMICONDUCTOR, INC.


By: /s/ HOWARD L. FLANDERS
    ----------------------------------
Its:    EVP & CFO

                   ACKNOWLEDGMENT AND ACCEPTANCE OF GUARANTORS

                  Each of the undersigned, in its capacity as a Guarantor of the Liabilities of Borrowers to Agents and Lenders under the Loan Agreement, hereby acknowledges receipt of the foregoing Amendment No. 6 to Loan and Security Agreement, accepts and agrees to be bound by the terms thereof, ratifies and confirms all of its obligations under the Master Corporate Guaranty executed by it and agrees that such Master Corporate Guaranty shall continue in full force and effect as to it, notwithstanding such amendment.


                                      Dated:  September 29, 2000

                                      Each of the Subsidiaries of All American
                                       Semiconductor, Inc. listed on Exhibit A
                                       attached hereto


                                      By: /s/ HOWARD L. FLANDERS
                                          -------------------------------
                                      Its:    EVP & CFO

                                    EXHIBIT A

                                  SUBSIDIARIES

           NAME
           ----

All American Semiconductor, Inc.
Access Micro Products, Inc.
All American Added Value, Inc.
All American A.V.E.D., Inc.
All American Semiconductor of Atlanta, Inc.
All American Semiconductor of Canada, Inc.
All American Semiconductor of Chicago, Inc.
All American Semiconductor of Florida, Inc.
All American Semiconductor of Huntsville, Inc.
All American Semiconductor of Massachusetts, Inc.
All American Semiconductor of Michigan, Inc.
All American Semiconductor of Minnesota, Inc.
All American Semiconductor of New York, Inc.
All American Semiconductor of Ohio, Inc.
All American Semiconductor of Philadelphia, Inc.
All American Semiconductor of Phoenix, Inc.
All American Semiconductor of Portland, Inc.
All American Semiconductor of Rockville, Inc.
All American Semiconductor of Salt Lake, Inc.
All American Semiconductor of Texas, Inc.
All American Semiconductor-Northern California, Inc.
All American Semiconductor of Washington, Inc.
All American Semiconductor of Wisconsin, Inc.
All American Technologies, Inc.
All American Transistor of California, Inc.
Aved Industries, Inc.
Palm Electronics Manufacturing Corp.